UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

THE ACTIVE NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35187	33-0884962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10182 Telesis Court, Suite 100 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 964-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following a request by the United States Tennis Association (the “USTA”), on February 1, 2013, Scott Schultz, a representative of the USTA, resigned from the Board of Directors (“Board”) of The Active Network, Inc. (the “Company”), and the Board appointed Edward Neppl, the Chief Financial Officer of the USTA, to serve as a director of the Company, effective immediately. The Board change was not due to any disagreement between Mr. Schultz and the Company or any matter relating the Company’s operations, policies or practices. Mr. Neppl will serve as a Class II director whose current term will expire at the Company’s 2013 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Neppl and the Company or any other person pursuant to which he was selected as a director. Mr. Neppl has not been appointed to any standing committees of the Board.

Mr. Neppl, age 47, has served as the Chief Financial Officer of the USTA since February 2012. From April 2007 to November 2011, Mr. Neppl served as Senior Vice President and Chief Financial Officer of NBC Sports & Olympics, and from June 2006 to April 2007, Mr. Neppl served as Vice President, Financial Planning & Analysis of NBC Universal. Prior to that time, Mr. Neppl served as the Chief Financial Officer of Universal Studios Operations from May 2004 to June 2006 and as Vice President and Controller of Universal Parks and Resorts from May 2001 to May 2004. Mr. Neppl earned a B.B.A. in finance and accounting from the University of Wisconsin.

In August 2006, the Company entered into a Master Services Agreement and certain other related agreements with the USTA as amended in December 2010. Pursuant to the terms of these agreements, the USTA purchases certain software services from the Company. Net revenue from the USTA and its affiliates was approximately $1.3 million for the three months ended September 30, 2012, and $4.0 million for the nine months ended September 30, 2012. There are no other related party transactions involving Mr. Neppl and the Company.

In connection with his appointment, Mr. Neppl will receive compensation in accordance with the Company’s 2012 Non-Employee Director Compensation Policy, which is attached as Exhibit 10.43 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2012. Mr. Neppl also entered into the Company’s standard form of indemnification agreement for non-executive directors, a copy of which is attached as Exhibit 10.21O to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.21O	Indemnification Agreement, dated February 5, 2013, by and between the Registrant and Ed Neppl.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ACTIVE NETWORK, INC.

Date: February 7, 2013	/s/ Matthew Landa
Matthew Landa
Chief Executive Officer
(principal executive officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.21O	Indemnification Agreement, dated February 5, 2013, by and between the Registrant and Ed Neppl.